Exhibit 99

National Financial Partners Comments on Consensus Analyst Estimate for Fourth Quarter and Announces Additional Acquisition Activity

Recent Acquisition Activity Expected to Exceed $16 Million in Aggregate Base Earnings

NEW YORK—January 16, 2007--National Financial Partners Corp. (NYSE: NFP), a national financial services distribution company, announced today that, based on preliminary review and subject to final closing adjustments, it currently believes its cash earnings per share for the fourth quarter of 2006 will be broadly consistent with the consensus analyst estimate as reported on First Call. This view is consistent with the growth of NFP’s firms, acquisition activity, and the challenging life insurance underwriting environment.

NFP also announced today that it has completed three additional acquisitions effective in the first quarter of 2007. These transactions represent approximately $3.9 million in acquired base earnings and $10.6 million in 2005 revenue. NFP paid $15.8 million in cash and expects to issue approximately 166,000 shares of NFP common stock for these three acquisitions.

Total acquired base earnings for acquisitions that are effective in December 2006 and the first quarter of 2007 are $16.4 million, which NFP counts toward its 2007 acquired base earnings objective. These transactions include three benefits firms, three estate planning firms, and three brokerage acquisitions (two of which are subacquisitions).

“Our firms delivered solid results during this challenging quarter. Moreover, 2007 acquisition activity is off to a strong start and positions us well with respect to our $20.0 million acquired base earnings objective. Our recent acquisitions represent exceptional firms that should continue to grow and thrive as part of NFP and the pipeline for acquisitions remains healthy,” said Jessica Bibliowicz, Chairman and Chief Executive Officer.

About National Financial Partners Corp.

Founded in 1998, National Financial Partners Corp. (“NFP”) is a leading independent distributor of financial services products to high net worth individuals and growing entrepreneurial companies. NFP is headquartered in New York and operates a distribution network of over 175 firms.

Forward-Looking Statements

This release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words "anticipate," "expect," "intend," "plan," "believe," "estimate," "may," "will" and "continue" and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, dividends, capital structure, credit facilities, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and NFP's operations. These forward-looking statements are based on management's current views with respect to future results, and are subject to risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by a forward- looking statement include: (1) NFP's success in acquiring high quality independent financial services distribution firms, (2) the performance of NFP's firms following acquisition, (3) competition in the business of providing financial services to the high net worth and entrepreneurial corporate markets, (4) NFP's ability, through its operating structure, to respond quickly to operational or financial situations and to grow its business, (5) NFP's ability to effectively manage its business through the principals of its firms, (6) changes in tax laws, including the elimination or modification of the federal estate tax and any change in the tax treatment of life insurance products, (7) changes in the pricing, design or underwriting of insurance products, (8) changes in premiums and commission rates, (9) adverse developments in the insurance markets in which NFP operates, resulting in fewer sales of insurance-related products, (10) adverse results or other consequences from litigation, arbitration or regulatory investigations, including those related to compensation agreements with insurance companies and activities within the life settlements industry, (11) uncertainty in the insurance and life settlements industries arising from investigations into certain business practices by various governmental authorities and related litigation, (12) the reduction of NFP's revenue and earnings due to the elimination or modification of compensation arrangements, including contingent compensation arrangements, (13) changes in interest rates or general economic conditions, (14) the impact of legislation or regulations in jurisdictions in which NFP's subsidiaries operate, including the possible adoption of comprehensive and exclusive federal regulation over all interstate insurers, (15) adverse results or other consequences from higher than anticipated compliance costs, including those related to expenses arising from internal reviews of business practices and regulatory investigations, and (16) other factors described in NFP's filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made. NFP expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Source: National Financial Partners Corp.

Contacts:
Investor Relations:	Media Relations:
Liz Werner	Elizabeth Fogerty
National Financial Partners	National Financial Partners
ir@nfp.com	communications@nfp.com
212-301-4084	212-301-4062